Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF THAT JURISDICTION

28 May 2014	STRYKER CORP NYSE: SYK-US
STATEMENT REGARDING SMITH & NEPHEW PLC (“SMITH & NEPHEW”)
Stryker Corporation (“Stryker”) notes the recent speculation regarding a potential transaction involving Smith & Nephew plc (“Smith & Nephew”) and recent movement in the share price of Smith & Nephew.
At the request of the UK Takeover Panel, Stryker confirms that it does not intend to make an offer for Smith & Nephew. Accordingly, Stryker is bound by the restrictions under Rule 2.8 of the UK Takeover Code (the “Code”).
For the purposes of Rule 2.8 of the Code, Stryker reserves the right to announce or participate in an offer or possible offer for Smith & Nephew and/or to take any other action which would otherwise be restricted under Rule 2.8 of the Code within 6 months after the date of this announcement in the circumstances described in note 2 to Rule 2.8 of the Code.

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